Exhibit 99.1

BANJO & MATILDA TRUST

AUDITED FINANCIAL STATEMENTS

JUNE 30, 2013 AND 2012

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LICHTER, YU AND ASSOCIATES

CERTIFIED PUBLIC ACCOUNTANTS

16133 VENTURA BLVD., SUITE 450

ENCINO, CALIFORNIA 91436

TEL (818)789-0265 FAX (818) 789-3949

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

Banjo & Matilda Trust

We have audited the accompanying balance sheets of Banjo & Matilda Trust (the “Company”) as of June 30, 2013 and 2012, and the related statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for the years ended June 30, 2013 and 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2013 and 2012, and the results of its operations and its cash flows for the years ended June 30, 2013 and 2012, in conformity with U.S. generally accepted accounting principles.

Encino, California

September 25, 2013

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BANJO & MATILDA TRUST

BALANCE SHEETS

JUNE 30, 2013 AND 2012

	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,104	$4,061
Trade receivables, net	11,120	20,951
Inventory	329,598	186,851
Other assets	78,505	2,032
TOTAL CURRENT ASSETS	430,327	213,895

NON-CURRENT ASSETS
Intangible assets	43,310	13,805
Other receivable	142,658	45,981
Property, plant and equipment	7,324	12,203
TOTAL NON-CURRENT ASSETS	193,292	71,989

TOTAL ASSETS	$623,619	$285,884

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade and other payables	$395,802	$471,143
Deposit payable	–	87,495
Line of credit	93,968	47,442
Accrued interest	13,063	4,732
Loan payable	–	5,299
TOTAL CURRENT LIABILITIES	502,833	616,111

NON-CURRENT LIABILITIES
Loan from related party	293,640	157,733
TOTAL NON-CURRENT LIABILITIES	293,640	157,733

TOTAL LIABILITIES	796,473	773,844

STOCKHOLDERS' EQUITY
Common Stock, no par and 117 and 100 shares issued and outstanding, respectively	246,581	102
Other accumulated comprehensive gain (loss)	51,106	4,231
Accumulated deficit	(470,541)	(492,293)
TOTAL STOCKHOLDERS' EQUITY	(172,854)	(487,960)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$623,619	$285,884

The accompanying notes are an integral part of these financial statements

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BANJO & MATILDA TRUST

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED JUNE 30, 2013 AND 2012

	2013	2012
Revenue	$1,724,181	$950,812
Cost of sales	977,086	677,002
Gross profit	747,095	273,810

Payroll and employee related expenses	240,450	131,896
Administration expense	195,422	165,286
Marketing expense	88,826	144,303
Occupancy expenses	47,518	36,321
Depreciation and amortization expense	8,821	6,018
	581,037	483,824
Income (loss) from operations	166,058	(210,014)

Other (Income) Expense
Interest income	(1)	(1)
Other income	(52,585)	(59)
Finance costs	196,892	56,348
Total Other Expense	144,306	56,288

Income (loss) before income tax	21,752	(266,302)

Provision for income taxes	–	–

Net income (loss)	21,752	(266,302)

Other comprehensive income
Foreign currency translation	46,875	4,231

Comprehensive income (loss)	$68,627	$(262,071)

Net income (loss) per share from net income (loss)
Basic	$218	$(2,663)
Diluted	$186	$(2,663)

Weighted average number of shares outstanding:
Basic	100	100
Diluted	117	100

The accompanying notes are an integral part of these financial statements

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BANJO & MATILDA TRUST

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2013 AND 2012

			Other		Total
	Common Stock		Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Gain (Loss)	Deficit	Equity
Balance June 30, 2011	100	$102	$–	$(225,992)	$(225,890)

Foreign currency translation adjustments	–	–	4,231	–	4,231

Net loss for the year ended June 30, 2012	–	–	–	(266,302)	(266,302)

Balance June 30, 2012	100	102	4,231	(492,293)	(487,960)

Foreign currency translation adjustments	–	–	46,875	–	46,875

Conversion of debt to equity	17	246,479	–	–	246,479

Net income for the year ended June 30, 2013	–	–	–	21,752	21,752

Balance June 30, 2013	117	$246,581	$51,106	$(470,541)	$(172,854)

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BANJO & MATILDA TRUST

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2013 AND 2012

	2013	2012

Net income (loss)	$21,752	$(266,302)
Adjustments to reconcile net income (loss) to net cash used in operating activities:

Depreciation and amortization	8,821	6,018

(Increase)/decrease in assets:
Trade receivables	8,674	14,006
Inventory	(181,720)	(189,868)
Other assets	(86,215)
Other receivable	(113,924)	(46,723)
Increase/(decrease) in current liabilities:
Trade payables	(31,212)	80,829
Accrued interest	9,905	4,808
Deposits payable	(88,443)	88,908
Net cash used in operating activities	(452,362)	(308,324)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	(38,446)	(14,895)
Purchase of property, plant and equipment	(1,017)	(4,318)
Net cash used in investing activities	(39,463)	(19,213)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan from related party	170,725	268,226
Proceeds from loan payable	334,837	17,042
Repayment on loan payable	(5,356)	(7,180)
Net cash provided by financing activities	500,206	278,088

Effect of exchange rate changes on cash and cash equivalents	(1,338)	485
Net (decrease)/increase in cash and cash equivalents	7,043	(48,964)
Cash and cash equivalents at the beginning of the period	4,061	53,025

Cash and cash equivalents at the end of the period	$11,104	$4,061

SUPPLEMENTAL DISCLOSURES:
Conversion of debt to equity	$246,479	$–
Cash paid during the year for:
Income tax payments	$–	$–
Interest payments	$35,071	$16,229

The accompanying notes are an integral part of these financial statements

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BANJO & MATILDA PTY LTD

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013 AND 2012

Note 1 -- BASIS OF PRESENTATION AND ORGANIZATION

Banjo & Matilda Trust (“the Company”) was incorporated under the laws of Australia on May 27, 2009 and manufactures and sells cashmere fashion. Headquartered at Bondi Beach, the Aussie lifestyle of sun, sand and surf resonates innately with this label and its philosophy of low maintenance, style and comfort.

The ultra-soft cashmere staples, pairing simplicity with cool sophistication has rapidly gained loyal customers worldwide positioning the label as the 'go-to' for contemporary cashmere products.

Note 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).

Exchange Gain (Loss)

During the fiscal years ended June 30, 2013 and 2012, the transactions of the Company were denominated in foreign currency and were recorded in Australian dollar (AUD) at the rates of exchange in effect when the transactions occurred. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled.

Foreign Currency Translation and Comprehensive Income (Loss)

The accounts of the Company were maintained, and its financial statements were expressed, in AUD. Such financial statements were translated into USD with the AUD as the functional currency. All assets and liabilities were translated at the exchange rate at the balance sheet date, stockholder's equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the statements of operations. The resulting translation adjustments are reported under other comprehensive income as a component of shareholders' equity. There were no significant fluctuations in the exchange rate for the conversion of AUD to USD after the balance sheet date.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include collectability of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Reportable Segment

The Company has one reportable segment. The Company's activities are interrelated and each activity is dependent upon and supportive of the other. Accordingly, all significant operating decisions are based on analysis of financial products provided as a single global business.

Liquidity Matters

Based upon its current projection of revenue, management believes that its current cash position and available financing provide sufficient resources and operating flexibility through at least the next twelve months. However, there can be no assurance that projected revenue growth and improvement in operating results will occur or that the Company will successfully implement its plans. In the event cash flow from operations is not sufficient, additional sources of financing will be required in order to maintain the Company's current operations. Whereas management believes it will have access to other financing sources, no assurance can be given that such additional sources of financing will be available on acceptable terms, on a timely basis or at all.

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Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Cost of Sales

Cost of sales consists primarily of inventory costs, as well as warehousing costs (including the cost of warehouse labor), third party royalties and research, design and development costs.

Operating Overhead Expense

Operating overhead expense consists primarily of payroll and benefit related costs, rent, depreciation and amortization, professional services, and meetings and travel.

Income Taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740). When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

At June 30, 2013 and 2012, the Company had not taken any significant uncertain tax positions on its tax returns for 2012 and prior years or in computing its tax provision for 2013.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in Australia. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

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Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Equivalents

Cash and equivalents include cash in hand and cash in demand deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. At June 30, 2013 and 2012, the Company had $11,104 and $4,061 in cash in Australia and not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Allowance for Doubtful Accounts

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. The allowance for doubtful accounts was $0 at June 30, 2013 and $0 at June 30,2012.

Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower. As of June 30, 2013 and 2012, inventory only consisted of the following:

	2013	2012
Work in progress	$124,492	$131,479
Finished goods	194,324	50,090
Raw material	10,782	5,282
	$329,598	$186,851

Property, Plant & Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three to 10 years; computer equipment, two to three years; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years. As of June 30, 2013 and 2012, Property, Plant & Equipment consisted of the following:

	2013	2012
Plant and Equipment	$21,855	$23,305
Accumulated Depreciation	(14,531)	(11,102)
	$7,324	$12,203

Depreciation was $5,117 and $5,137 for 2013 and 2012, respectively.

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Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash and equivalents, restricted cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of June 30, 2013, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Earnings Per Share (EPS)

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table sets for the computation of basic and diluted earnings per share for period ended June 30, 2013 and 2012:

	2013	2012
Basic and Diluted:
Basic:
Net income	$21,752	$(266,302)
Weighted average common shares outstanding	100	100
Earnings per share	$218	$(2,663)

Diluted:
Net income	$21,752	$(266,302)
Weighted average common shares outstanding	117	100
Earnings per share	$186	$(2,663)

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Intangible Assets

The Company records identifiable intangible assets at fair value on the date of acquisition and evaluates the useful life of each asset.

Finite-lived intangible assets primarily consist of software development capitalized. Finite-lived intangible assets are amortized on a straight-line basis and are tested for recoverability if events or changes in circumstances indicate that their carrying amounts may not be recoverable. These intangibles have useful lives ranging from 1 to 10 years. No events or changes in circumstances indicate that impairment existed as of June 30, 2013.

Recently Issued Accounting Pronouncements

In December 2010, the FASB issued ASU 2010-29, which provides requirements over pro forma revenue and earnings disclosures related to business combinations. The ASU requires disclosure of revenue and earnings of the combined business as if the combination occurred at the start of the prior annual reporting period only. The Company adopted ASU 2010-29 effective October 1, 2011. The adoption did not have a material impact on the financial statements.

In June 2011, the FASB issued ASU 2011-05, which impacts the presentation of comprehensive income. The guidance requires components of other comprehensive income to be presented with net income to arrive at total comprehensive income. This ASU impacts presentation only and does not impact the underlying components of other comprehensive income or net income. In December 2011, the FASB issued an amendment to ASU 2011-05, which defers the requirement to present components of reclassifications of other comprehensive income on the face of the income statement. All other components of ASU 2011-05 are effective October 1, 2012. Adoption is not expected to have a material impact on the financial statements.

In July 2012, the FASB issued ASU 2012-02, which will allow an entity to first assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test for indefinite-lived intangible assets. The standard will be adopted on October 1, 2012, and is not expected to have a material impact on the financial statements.

Note 3 -- TRADE RECEIVABLE

As of June 30, 2013 and 2012, trade receivables are comprised of the following:

	2013	2012
Trade receivable	$11,120	$20,951
Allowance for bad debt	–	–
	$11,120	$20,951

Note 4- OTHER ASSETS

Other assets consist of the following as of June 30, 2013 and 2012:

	2013	2012
VAT paid	$68,168	$–
Prepaid and other assets	10,337	2,032
	$78,505	$2,032

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Note 5 -- OTHER RECEIVABLE

Other assets consist of the following as of June 30, 2013 and 2012:

	2013	2012
Development grant	$98,792	$–
Other receivable	43,866	45,981
	$142,658	$45,981

Note 6 -- INTANGIBLE ASSETS

Intangible assets consist of the following as of June 30, 2013 and 2012:

	2013	2012
Website	$47,371	$14,658
Accumulated amortization	(4,061)	(853)
	$43,310	$13,805

The intangible assets are amortized over 1 to 10 years. Amortization expense was $3,704 and $881 for 2013 and 2012, respectively. Amortization for the Company's intangible assets over the next five fiscal years from June 30, 2013 is estimated to be:

June 30,
2014	$6,180
2015	6,180
2016	6,180
2017	6,180
2018	6,180
Thereafter	12,410
$43,310

Note 7 -- TRADE AND OTHER PAYABLES

As of June 30, 2013 and 2012, trade and other payable are comprised of the following:

	2013	2012
Trade payable	$334,776	$380,853
Employee benefits	33,085	77,856
Other liabilities	27,941	12,434
	$395,802	$471,143

Note 8 -- LINE OF CREDIT

The Company has line of credit available with a financial institution in Australia with a maximum limit of AUD $100,000 at an interest rate of 20.95% per annum. As of June 30, 2013 and 2012, the Company had outstanding balances of $93,968 and $47,442, respectively.

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Note 9 -- LOANS

CURRENT	2013	2012

Loan	$–	$5,299
	$–	$5,299

The Company entered into a term loan agreement for AUD $13,909 in 2011 with a bank in Australia. Interest rate was 24% per annum and required 24 monthly payments of AUD $735. As of June 30, 2013 the loan was paid off, at June 30, 2012 the Company had a balance due of$5,299.

Convertible Loan

During the year ended June 30, 2013 the company entered into two convertible loan arrangements with an individual at an annual interest rate of thirty percent (30%). On June 30, 2013 the individual exercised his right to convert the loans and accrued interest of $246,749 into equity and received seventeen (17) shares of Company. Interest expense on these loans was $19,254 during the year ended June 30, 2013.

Related Party Loans

The Company has loans payable in the amount of $293,640 and $157,733 to a shareholder of the Company as of June 30, 2013 and 2012, respectively. Interest is at three percent (3%) per annum. Interest expense on these loans for the years ended June 30, 2013 and 2012 was $9,904 and $4,808, respectively.

NON-CURRENT	2013	2012

Related party loan	$293,640	$157,733
	$293,640	$157,733

Note 10 -- INCOME TAX

The following is a reconciliation of the provision for income taxes as the US federal income tax rate to the income taxes reflected in the Statements of Operations and Comprehensive Income (Loss) for the fiscal year ended June 30, 2013 and 2012, respectively:

June 30, 2013	U.S.	State	International	Total
Current	$–	$–	$–	$–
Deferred
Total	$–	$–	$–	$–

June 30, 2012	U.S.	State	International	Total
Current	$–	$–	$–	$–
Deferred
Total	$–	$–	$–	$–

Reconciliation of the differences between the statutory U.S. Federal income tax rate and the effective rate is as follows:

	June 30, 2013		June 30, 2012
US statutory tax rate (benefit)	34%		34%
Tax rate difference	(4%	)	(4%	)
Net operating loss	(30%	)	(30%	)
Tax expense at actual rate	--%		--%

Note 11 -- SUBSEQUENT EVENTS

Management has evaluated events subsequent through September 25, 2013 for transactions and other events that may require adjustment of and/or disclosure in such financial statements.

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